Exhibit 99.1

Vince Holding Corp. Receives Continued Listing Standard Notice from the NYSE

NEW YORK, New York – May 09, 2025 – Vince Holding Corp. (NYSE: VNCE) ("VNCE" or the "Company"), a global contemporary retailer, today announced that on May 6, 2025, the Company received a written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company did not presently satisfy NYSE’s continued listing standards under Section 802.01B of NYSE Listed Company Manual (the “Manual”), which requires the Company’s 30-trading day average market capitalization to be at least $50 million and the Company’s stockholders’ equity to be at least $50 million. As set forth in the Notice, as of May 5, 2025, the Company’s 30-trading day average market capitalization was approximately $22.6 million and the Company’s last reported stockholders’ equity, as of February 1, 2025, was approximately $41.8 million.

In accordance with applicable NYSE procedures, within 45 days from receipt of the Notice, the Company must submit to NYSE a business plan that demonstrates compliance with Section 802.01B of the Manual. The Listing Operations Committee of the NYSE will review the business plan and will either accept the plan, at which time the Company will be subject to ongoing quarterly monitoring for compliance with the business plan, or NYSE will reject the business plan, at which time the Company will be subject to suspension and delisting proceedings. The Company expects to timely submit such a business plan to NYSE.

Pursuant to NYSE rules, the Company’s common stock will continue to be listed and traded on NYSE during the cure periods outlined above, subject to the Company’s compliance with other NYSE continued listing requirements. The current noncompliance with the standard described above does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

ABOUT VINCE

Vince Holding Corp. is a global retail company that operates the Vince brand women's and men's ready to wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince Holding Corp. operates 44 full-price retail stores, 14 outlet stores, and its e-commerce site, vince.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

Forward-Looking Statements: This document, and any statements incorporated by reference herein contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, current expectations about possible or assumed future results of operations of the Company and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: fluctuations in our market capitalization and stockholders’ equity; our ability to submit a required business plan and regain compliance with the Manual and maintain a listing of our common stock on the NYSE; changes to and unpredictability in the trade policies and tariffs imposed by the U.S. and the governments of other nations; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; general economic conditions; restrictions on our operations under our credit facilities; our ability to improve our profitability; our ability to maintain our larger wholesale partners; our ability to accurately forecast customer demand for our products; our ability to maintain the license agreement with ABG Vince, a subsidiary of Authentic Brands Group; ABG Vince's expansion of the Vince brand into other categories and territories; ABG Vince's approval rights and other actions; our ability to realize the benefits of our strategic initiatives; the execution of our customer strategy; our ability to make lease payments when due; our ability to open retail stores under favorable lease terms and operate and maintain new and existing retail stores successfully; our operating experience and brand recognition in international markets; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; increased scrutiny regarding our approach to sustainability matters and environmental, social and governance practices; competition in the apparel and fashion industry; the transition associated with the appointment of new chief executive officer and new chief financial officer; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; the protection and enforcement of intellectual property rights relating to the Vince brand; our ability to successfully conclude remaining matters following the wind down of the Rebecca Taylor business; the extent of our foreign sourcing; our reliance on independent manufacturers; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; the ethical business and compliance practices of our independent manufacturers; our ability to mitigate system or data security issues, such as cyber or malware attacks, as well as other major system failures; our ability to adopt, optimize and improve our information technology systems, processes and functions; our ability to comply with privacy-related obligations; our status as a “controlled company”; our status as a “smaller reporting company”; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under "Item 1A—Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations Contact:

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com